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                                                                    EXHIBIT 99.1
                                                                   PRESS RELEASE

[UNITED AUTO LOGO]                                      United Auto Group, Inc.
                                                        13400 Outer Drive West
                                                        Suite B36
                                                        Detroit, MI  48239





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Contact:   Jim Davidson                         Phil Hartz                           Tony Pordon
           Executive Vice President -           Senior Vice President -              Vice President -
           Finance                              Corporate Communications             Investor Relations

           201-325-3303                         313-592-5365                         313-592-5266

           jdavidson@unitedauto.com             phartz@unitedauto.com                tony.pordon@unitedauto.com
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FOR IMMEDIATE RELEASE


                   UNITEDAUTO CONFIRMS THIRD QUARTER ESTIMATE


DETROIT, MI, September 19, 2001 - United Auto Group, Inc. (NYSE: UAG), a FORTUNE 500 automotive specialty retailer, confirmed today that it expects to earn $.38 per share for the third quarter ending September 30, 2001, which is in line with First Call earnings estimates. Chairman Roger S. Penske commented, "Our business remains strong reflecting our solid brand mix and geographic diversity."

UnitedAuto, which has pursued a strategy based on internal growth from its existing dealerships, as well as from strategic acquisitions, operates 123 franchises in 19 states, Puerto Rico and Brazil. UnitedAuto dealerships sell new and used vehicles, and market a complete line of after-market automotive products and services.

Statements in this press release may include forward-looking statements. These forward-looking statements should be evaluated together with additional information about UnitedAuto's business, markets, conditions and other uncertainties which are contained in UnitedAuto's filings with the Securities and Exchange Commission and which are incorporated into this press release by reference.